                                                                       EXH 10.80

================================================================================

                             PTAT-1 SUBMARINE SYSTEM

                            INDEFEASIBLE RIGHT OF USE
                                    AGREEMENT

                                     BETWEEN

                              PRIVATE TRANSATLANTIC
                         TELECOMMUNICATIONS SYSTEM, INC.

                                       AND

                        INTERNATIONAL TELECOMMUNICATIONS
                                   CORPORATION


================================================================================

                               FIRST AMENDMENT TO

                             PTAT-1 SUBMARINE SYSTEM
                       INDEFEASIBLE RIGHT OF USE AGREEMENT

THIS AMENDMENT, dated as of the 12th day of May, 1994, is made by and between PRIVATE TRANSATLANTIC TELECOMMUNICATIONS SYSTEM INC., a corporation incorporated in the state of Delaware and having its principal office at 12490 Sunrise Valley Drive, Reston, Virginia 22096, U.S.A. (hereinafter referred to as "PSI"), and INTERNATIONAL TELECOMMUNICATIONS CORPORATION, a corporation incorporated in Delaware and having its principal office at 60 Hudson Street, Suite 300, New York, New York 10013 (hereinafter referred to as "Purchaser").

                                  WITNESSETH:

     WHEREAS, the parties have entered into a PTAT-1 Submarine System Indefeasible Right of Use Agreement dated May 12, 1994 (the "Agreement") pursuant to which PSI granted to Purchaser, on an IRU basis, an interest in certain capacity in the PTAT-1 Submarine System;

     WHEREAS, PSI is jointly responsible with Cable and Wireless Network Services Limited ("CWNS") for the maintenance of Segment E of the PTAT-1 Submarine System and CWNS and PSI together with the other parties to the CMA have agreed that the PTAT-1 Submarine System shall be maintained under the Atlantic Cable Maintenance and Repair Agreement ("ACMA") as amended from time to time and under associated agreements;

     WHEREAS, the parties hereto desire to modify the arrangements for sharing PTAT-1 Submarine System operations, maintenance and repair costs in order to be consistent with standard ACMA cost sharing arrangements;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

1. The purchase price for the IRUs referred to in Section 5(a)(i) of the Agreement shall be payable in quarterly installments as shown in Schedule 1 hereto, for a total payment, including interest, equal to US$669,144. An initial payment of US$55,762 shall be due and payable within thirty (30) days of the Effective Date; thereafter quarterly installment payments in the amounts shown on Schedule 1 shall be due and payable within thirty (30) days following the date of Sprint's invoice for each installment.

2.   Exhibits B. C, D and E of the Agreement are hereby deleted in their entirety, and Exhibit B is replaced with the revised Exhibit B as set forth in Annex 1 hereto, which is hereby incorporated herein.

3.   Section 5(a) of the Agreement is hereby amended by deleting clauses (ii),
     (iii), (iv) and (v) thereof and replacing them with the following:

          "(ii) Purchaser's pro rata share of the annual recurring costs of operating and maintaining the PTAT-1 Submarine System, pursuant to the provisions of Exhibit B which is attached hereto and incorporated herein, payable by Purchaser in quarterly installments of the estimated annual cost for each Budget Year as defined in Exhibit B, which shall be due on the last day of the first month of each quarterly period during each Budget Year, subject to reconciliation following the end of each Budget Year to reGect the actual operating and maintenance costs incurred by PSI during such Budget Year; and

          (iii) Purchaser's pro rata share of the costs for repair replacements and additions to the PTAT-1 Submarine System, as determined pursuant to Exhibit B hereto, which shall be billed to and payable by Purchaser as soon as practicable after such costs have been incurred or charged to the account of PSI;

          provided, however, Purchaser shall have the right at its own reasonable expense to request that PSI's auditors issue their own determination as to the accuracy of any of the foregoing charges specified in clause (ii) or (iii) above, provided to Purchaser by PSI."

4. As of May 12, 1994, (i) each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Agreement as amended hereby, and (ii) each term used as a defined term herein shall have the meaning assigned to that term in the Agreement as amended hereby.

5. Except as specifically amended or varied in the preceding paragraphs hereof, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Agreement to be executed and delivered on its behalf by its duly authorized representative as of the date first above written.


INTERNATIONAL                                PRIVATE TRANSATLANTIC
TELECOMMUNICATIONS                           TELECOMMUNICATIONS SYSTEM,

CORPORATION                                  INC.

/s/ C.M. Piluso                                /s/ William F. Daleus
-----------------------------                ---------------------------
Signature                                    Signature


     C. M. Piluso                                William F. Daleus
-----------------------------                ---------------------------
Printed Name                                 Printed Name

     President                                   Deputy General Manager
-----------------------------                ---------------------------
Title                                        Title

                                     ANNEX 1

                                REVISED EXHIBIT B

                         to the PTAT-1 Submarine System
                       Indefeasible Right of Use Agreement


1.   Description of Repair and Maintenance

PSI and CWNS have entered into arrangements for the PTAT-1 Submarine Cable to receive, commencing April 1, 1994, repair and maintenance services under the Atlantic Cable Maintenance and Repair Agreement dated April 1, 1989, or as amended from time to time ("ACMA"). PSI and CWNS will act as the Maintenance Authorities for the PTAT-1 Submarine Cable. In connection with ACMA, PSI and CWNS have entered into a number of associated agreements to provide necessary related services. These agreements include, but are not limited to: SCARAB, Bermuda Depot, UK Depot, Universal Jointing, Protective Grounding Units, Technical and Managerial Support.

PSI and CWNS will each bear 50 percent of all repair and maintenance costs incurred for the PTAT-1 Submarine Cable. PSI will then charge the Purchaser for its appropriate share of these costs are detailed below.

With regard to ACMA, maintenance responsibilities have been divided between PSI and CWNS, with PSI responsible for ACMA Western Zone, with the exception of the Bermuda Spur while CWNS is responsible for ACMA Eastern Zone and the Bermuda Spur.


With regard to this Agreement, repair and maintenance costs are divided into two distinct categories: Operations and Maintenance Costs; and Repair, Replacement and Addition Costs. These two categories of costs are defined below.

While all reasonably foreseeable repair and maintenance requirements for the PTAT-1 Submarine Cable will be provided under ACMA, circumstances may arise from time to time requiring the use of additional or different equipment, facilities, or services in connection with repair or maintenance operations, and in such circumstances, PSI and CWNS will endeavor to arrange provision of additional equipment, facilities, or services as they deem necessary to carry out such particular repair or maintenance operation. Additional costs related to the provision of such equipment, facilities or services shall be included as PSI's Repair, Replacement, and Addition Costs.

For the duration of this Agreement, additional equipment and facilities (in terms of cable ships, depots, and other equipment and facilities) may be added at any time only if necessary to maintain compliance with regulatory requirements or to fulfill the obligations of PSI and CWNS to provide efficient and cost-effective repair and maintenance of the PTAT-1 Cable. In addition, PSI and CWNS reserve the right to enter into other maintenance and repair arrangements for the PTAT-1 Submarine System in addition to or in lieu of the ACMA arrangements described above. Capital and other charges related to the provision of such additional equipment and facilities or the procurement of other maintenance and repair services shall be included as PSI's Repair, Replacement, and Addition Costs.

2. Definition of Operation and Maintenance Costs

For purpose hereof, "Operations and Maintenance Costs" ("O&M") shall mean with respect to the PTAT-1 Submarine System, the costs reasonably incurred in operating and maintaining the facilities involoved, including but not limited to:

a) Standby and operating charges in respect to cable ships under ACMA (or otherwise) with regard to the PTAT-1 Submarine Cable;

b) Storage charges of plant and equipment in respect to the PTAT-1 Submarine System;

c) Standby charges in respect to submersible devices deemed necessary to be available for the retrieval or burial of the PTAT-1 Submarine Cable;

d) Recurring labor, facilities and equipment cost related to the operation and maintenance of Subsegment A1;


e) All other costs incurred by PSI from any operation or maintenance providers for or in respect of the operation and maintenance of PTAT-1 Submarine System;

f)   PTAT-1 System technical advisors' charges for continuing technical support;

g) Costs incurred by PSI as a result of foreign currency fluctuation affecting payments made by PSI of any invoices rendered to PSI in any currency other than US dollars in respect of the operation and maintenance of the PTAT-1 Submarine System;

h) Costs and expenses reasonably incurred on account of claims made by or against third parties in the operation and maintenance of the PTAT-1 Submarine System and damages or compensation payable by PSI on account of such claims;

i) All governmental, regulatory and statutory charges, customs duties, royalties and taxes (other than taxes imposed on net income of PSI) incurred by PSI in the operation and maintenance of the PTAT-1 Submarine System;

j) Administration and accounting charges of procuring, recording, collecting and allocating the operation and maintenance costs and repair, replacement and addition costs of PTAT-1 Submarine System.

3.   Definition of Repair, Replacement and Addition Costs

For purpose hereof, "Repair, Replacement and Addition Costs" shall mean, with respect to the PTAT-1 Submarine System, any additional costs incurred outside the recurring O&M charges stated above, in connection with the PTAT-1 Submarine System, including but not limited to:

a) The mobilization/demobilization of the necessary equipment, facilities and services to effect a repair, replacement or addition;

b) The daily operating charges of the necessary equipment, facilities and services required for the repair, replacement or addition;

c) The costs of any additional equipment, facilities and services necessary to effect a repair, replacement or addition;

d) The costs of any consumable items used to effect the repair, replacement or addition;

e) The costs of replacing spares used to effect the repair, replacement or addition;


f)   Cable relocation costs;

g) Any other costs associated with modifications or enhancements to the PTAT-1 Submarine System that are deemed necessary to ensure maintaining the required level of system performance.

4.   Recurring O&M Costs for the PTAT-1 Submarine System

Prior to the beginning of each Budget Year, PSI will prepare a budget of the recurring O&M costs for the PTAT-1 Submarine System which PSI expects to incur during the Budget Year. For purposes hereof, a "Budget Year" shall mean the annual period commencing on January 1st of each year, except that the Budget Year occuring in 1994 shall commence on April 1, 1994 and end on December 31, 1994.

Purchaser's pro rata share of PSI's O&M Budget for each Budget Year ("Purchaser's Estimated O&M Charges") will be allocated to Purchaser on the basis of Purchaser's pro rata share of the Notional Capacity in each Route of the PTAT-1 Submarine Cable, using the following formula:

         PSE\RX = [(LR\RX = NC\RX / (SUM)\R1-R6 (LR = NC)] = BA = PC
                  --------------------------------------------------
                                      NC\RX

Where:

 PSE      =       Purchaser's pro rata share, in dollars, of PSI's O&M Budget for each separate Route, as defined below, for the relevant
                  Budget Year, or Purchaser's Actual O&M Charges, whichever is applicable.

 RX       =       R1, R2, R3, R4, R5 or R6, as defined below.

 BA       =       The amount of PSI's O&M Budget for the relent Budget Year, or PSI's actual O&M costs for the relevant Budget Year, whichever is applicable.

 LR       =       Deemed length (in kilometers) of each Route, R1 through R6, in the PTAT-1 Submarine Cable.

 PC       =       Purchaser's Capacity pursuant to this Agreement in the
                  relevant Route expressed in DS-0s.

 NC       =       "Notional Capacity" of each Route R1 through R6, expressed in DS-0s. Notional Capacity means the average of the total capacity of the relevant Route which has been assigned for use at the beginning of the relevant Budget Year and the total capacity of the relevant Route which is expected to be assigned for use by the end of the relevant Budget Year.

For purposes hereof, the "Routes" in the PTAT-1 Submarine Cable consist of the following six circuit routings within Segment E:

     R1 - USA-UK
     R2 - USA-Bermuda
     R3 - USA-Ireland
     R4 - Bermuda-Ireland
     R5 - Bermuda-UK
     R6 - Ireland-UK

PSI will invoice Purchaser for Purchaser's Estimated O&M Charges in quarterly installments, other than the quarter in which this Agreement is executed, one
(1) month in advance of the commencement of each quarterly period of the relevant Budget Year.

Following the end of each Budget Year when adequate information is available, PSI will calculate the actual annual O&M cost for the PTAT-1 Submarine System for such Budget Year. PSI will then calculate Purchaser's pro rata share of the actual O&M charges ("Purchaser's Actual O&M Charges") on the basis of the same formula set forth above used in allocating the Purchaser's Estimated O&M Charges, except that the "NC" factor shall reflect the actual amounts of capacity which have been assigned for use during such Budget Year.

If for any Budget Year the sum = of Purchaser's quarterly payments with respect to Purchaser's Estimated O&M Charges exceeds Purchaser's Actual O&M Charges, the amount of such overpayment shall be credited to Purchaser's payment obligation for Purchaser's Estimated O&M Charges in the subsequent Budget Year, provided that if the Budget Year for which such overpayment was made was the final Budget Year of the Agreement, the amount of such overpayment shall be reimbursed to Purchaser with 180 days following the termination of this Agreement.

If for any Budget Year the sum of Purchaser's quarterly payments with respect to Purchaser's Estimated O&M Charges is less than Purchaser's Actual O&M Charges, the amount of such deficiency shall be added to the next installment of Purchaser's Estimated O&M Charges, provided that if Purchaser is no longer obligated to make such quarterly payments, the Purchaser shall remit the amount of such deficiency within 30 days follows receipt of PSI's invoice therefor.

If additional information becomes available at a later date that materially affects Purchaser's Actual O&M Charges for a particular Budget Year, an additional adjustment to such charges to Purchaser for that particular Budget Year will be made in the manner described above.

5.   Repair, Replacement and Addition Costs of the PTAT-1 Submarine System

The Purchaser shall be liable to PSI for its pro rata share of PSI's Repair, Replacement and Addition Costs incurred with respect to:

a) Any repair to, or replacement of, any part of the PTAT-1 Submarine System resulting from an actual fault;

b) Repairs, replacements and additions to the PTAT-1 Submarine Cable System to prevent the recurrence of an actual fault or occurence of new faults;

e) Any system enhancement or addition deemed necessary to maintain or improve the required level of system performance;

d) Additional equipment requirements as a result of altering maintenance arrangements.

Purchaser's pro rata share of PSI's Repair, Replacement and Addition Costs shall be allocated to Purchaser using the same formula set forth in Section 4 above for allocating PSI O&M charges to Purchaser, except that in applying such formula the "BA" factor shall reflect the amount of PSI's Repair Replacement and Addition Costs and the "NC" factor shall reflect the total Notional Capacity actually assigned for use at the time such Repair Replacement and Addition Costs are incurred. Purchaser's pro rata share of such costs shall be billed to Purchaser as soon as practicable after such costs are incurred by or charged to the account of PSI.

THREE YEAR FINANCING TERM                                             SCHEDULE 1

FINANCING SCHEDULE: PTAT US/UK Half DS-2

Effective Date                 12 May '94

IRU Price                    $540,000                             INTEREST      14.50%
Upfront Payment (1)           $55,762                                                                          QUARTERLY
                                                                            MONTHLY               BALANCE      INVOICED
          PERIOD (2)                    PRINCIPAL             INTEREST      PAYMENT              REMAINING       AMOUNT
------------------------------------------------------------------------------------------------------------------------

               0                         $12,062               $6,525       $18,587              $527,938
               0                         $12,208               $6,379       $18,587              $515,730
               0                         $12,356               $6,232       $18,587              $503,374
             Q1, M1                      $12,505               $6,082       $18,587              $490,869
             Q1, M2                      $12,656               $5,931       $18,587              $478,213       $86,341
             Q1, M3                      $12,809               $5,778       $18,587              $465,404
             Q2, M4                      $12,964               $5,624       $18,587              $452,440
             Q2, M5                      $13,120               $5,467       $18,587              $439,320       $55,762
             Q2, M6                      $13,279               $5,308       $18,587              $426,041
             Q3, M7                      $13,439               $5,148       $18,587              $412,602
             Q3, M8                      $13,602               $4,986       $18,587              $399,000       $55,762
             Q3, M9                      $13,766               $4,821       $18,587              $385,234
            Q4, M10                      $13,932               $4,655       $18,587              $371,302
            Q4, M11                      $14,101               $4,487       $18,587              $357,201       $55,762
            Q4, M12                      $14,271               $4,316       $18,587              $342,930
            Q5, M13                      $14,444               $4,144       $18,587              $328,486
            Q5, M14                      $14,618               $3,969       $18,587              $313,868       $55,762
            Q5, M15                      $14,795               $3,793       $18,587              $299,073
            Q6, M16                      $14,974               $3,614       $18,587              $284,100
            Q6, M17                      $15,154               $3,433       $18,587              $268,945       $55,762
            O6, M18                      $15,338               $3,250       $18,587              $253,608
            Q7, M19                      $15,523               $3,064       $18,587              $238,085
            Q7, M20                      $15,710               $2,877       $18,587              $222,374       $55,762
            Q7, M21                      $15,900               $2,687       $18,587              $206,474
            Q8, M22                      $16,092               $2,495       $18,587              $190,382
            Q8, M23                      $16,287               $2,300       $18,587              $174,095       $55,762
            Q8, M24                      $16,484               $2,104       $18,587              $157,611
            Q9, M25                      $16,683               $1,904       $18,587              $140,928
            Q9, M26                      $16,884               $1,703       $18,587              $124,044       $55,762
            Q9, M27                      $17,088               $1,499       $18,587              $106,955
           Q10, M28                      $17,295               $1,292       $18,587               $89,660
           Q10, M29                      $17,504               $1,083       $18,587               $72,156       $55,762
           Q10, M30                      $17,715                 $872       $18,587               $54,441
           Q11, M31                      $17,929                 $658       $18,587               $36,512
           Q11, M32                      $18,146                 $441       $18,587               $18,365       $55,762
           Q11, M33                      $18,365                 $222       $18,587                    $0       $25,183
                                        --------             --------      --------                            --------

             Total:                     $540,000             $129,144      $669,144                            $669,144

Notes:

     (1)  Will be included in the first quarterly invoice.

     (2)  Q signifies quarter, M signifies month.

                           PTAT-1 SUBMARINE SYSTEM
                     INDEFEASIBLE RIGHT OF USE AGREEMENT

THIS AGRBEMENT, made and entered into as of the 12th day of May, 1994 by and between PRIVATE TRANSATLANTIC TELECOMMUNICATIONS SYSTEM, INC., its successors and permitted assigns, a corporation organized and existing under the laws of the State of Delaware and an indirectly wholly-owned subsidiary of Sprint Corporation, having its principal office at 12490 Sunrise Valley Drive, VARESF0217, Reston, Virginia 22096 (hereinafter referred to as "PSI"), and INTERNATIONAL TELECOMMUNICATIONS CORPORATION, its successors and permitted assigns, a corporation organized and existing under the laws of Delaware, having its principal office at 60 Hudson Street, Suite 300, New York, New York 10013 (hereinafter referred to as "Purchaser"); and,

WHEREAS, pursuant to the Ownership, Construction, Operation and Maintenance Agreement, dated August 24, 1984, and as amended December 22, 1986, and as further restated and amended as of August 15, 1989 (the "CMA"), PSI and other telecommunications entities have agreed to provide, construct, operate, and maintain the PTAT-1 System (as hereinafter defined), as a submarine cable system between the United States of America (hereinafter referred to as "U.S.A."), on the west, and the United Kingdom of Great Britain and Northern Ireland (hereinafter referred to as "U.K."), on the east, with cable system spurs to the Island of Bermuda (hereinafter referred to as "Bermuda") and the Republic of Ireland (hereinafter referred to as "Ireland"); and,

WHEREAS, the PTAT-1 Submarine System consists, for the purposes of this Agreement, of a transmission portion having two (2) fiber pairs extending between the PTAT-1 Submarine System Interface Points (as hereinafter defined) in the U.S.A. and the U.K. with each such fiber pair operating at 420 megabits per second ("Mbit/s") and having a capacity equivalent to 9 DS-3s (as hereinafter defined), and one (1) fiber pair extending between the PTAT-1 Submarine System Interface Points in the U.S.A., U.K., Bermuda and Ireland, with such fiber pair operating at 420 Mbit/s and having a capacity equivalent to 9 DS-3s; and,

WHEREAS, pursuant to the CMA, PSI has been assigned all those western Half Basic Units (as hereinafter defined) in the PTAT-1 Submarine System, which consists of the PTAT-1 Submarine Cable and Subsegments Al, B1, C1, and D1 (as these terms are hereinafter defined); and,

--------------------------------------------------------------------------------
                                                                          Page 1

WHEREAS, Purchaser desires to acquire from PSI, and PSI is willing to grant to Purchaser, on an Indefeasible Right of Use (hereinafter referred to as "IRU") basis, an interest in certain of the aforementioned Half Basic Units; and,

WHEREAS, PSI and Purchaser (hereinafter referred to as the "Parties") desire to define the terms and conditions under which the IRU interest in the aforementioned Half Basic Units will be granted to Purchaser;

WHEREAS, Purchaser desires to acquire from PSI, and PSI is willing to grant to Purchaser, on an Indefeasible Right of Use (hereinafter referred to as "IRU") basis, an interest in certain of the aforementioned Half Basic Units; and,

WHEREAS, PSI and Purchaser (hereinafter referred to as the "Parties") desire to define the terms and conditions under which the IRU interest in the aforementioned Half Basic Units will be granted to Purchaser;

NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenants herein expressed, covenant, and agree with each other an follows:

1. The following definitions shall apply to terms used in this Agreement and the Annex and Exhibits attached hereto:

     (i) "Constructing Parties" are PSI and Cable and Wireless Network Services Limited (hereinafter referred to as "CWNS", a corporation incorporated in Bermuda and having its Registered Office at 20 Church Street, Hamilton 5-24, Bermuda);

     (ii) "Beach Joint" is the physical connection between the submarine portion of the PTAT-1 System and the land-based portion of the PTAT-1 System. In the specific case of the U.K. where no such physical connection exists, the Beach Joint shall be deemed to be at the transition joint in the outer cable chamber at the building housing the U.K. PTAT-1 Submarine System Interface Point (as hereinafter defined);

     (iii) "PTAT-1 Submarine Cable" comprises all submersible plant and equipment between and including the Beach Joints;

     (iv) "PTAT-1 Interface Point" is the point where the Backhaul (as hereinafter defined) connects with other transmission facilities or equipment for onward transmission and shall be located on the nominal 44.736 Mbit/s distribution frame in the city terminal connected to the Backhaul;

     (v) "PTAT-1 System" comprises all plant, equipment, and facilities between and including the PTAT-1 Interface Points in the

--------------------------------------------------------------------------------
                                                                          Page 2

U.S.A., U.K., Bermuda, and Ireland. It consists of the PTAT-1 Submarine System and the Backhauls in the U.S.A., U.K., Bermuda, and Ireland;

     (vi) "PTAT-1 Submarine System Interface Point" is located on the nominal

140 Mbit/s digital input/output ports on the digital distribution frame associated with the PTAT-1 submarine terminal equipment which shall be regarded as the interface location where a Basic System Module (as hereinafter defined) connects with Backhaul transmission facilities or equipment for onward connection to a PTAT-1 Interface Point;

     (vii) "PTAT-1 Submarine System" comprises all plant and equipment between and including the PTAT-1 Submarine System Interface Points. It consists of a transatlantic fiber optic system linking the U.S.A. and U.K. PTAT-1 Submarine System Interface Points containing four (4) fiber optic pairs operating in a three-plus-one configuration and associated regenerators and supervisory circuits, and spurs to Bermuda and to Ireland each containing two (2) fiber optic pairs;

     (viii) "Basic System Module" is a 139,264,000 bits per second digital line section with interface in accordance with CCITT Recommendation G.703 (Red Book Volume III - FASCICLE 111.3 October 1984) (as hereinafter defined). Each fiber pair in the PTAT-1 Submarine System shall be capable of carrying three (3) Basic System Modules;

     (ix) "Backhaul" comprises all that plant, equipment, and all those facilities required to connect a PTAT-1 Interface Point (including such PTAT-1 Interface Point) to its respective PTAT-1 Submarine System Interface Point;

     (x) "U.S.A. Backhaul" provides connectivity at multiples of the 44.736 Mbit/s transmission rate and comprises all plant, equipment, and facilities necessary to provide redundant, protected, two-way digital communications between and from the U.S.A. PTAT-1 Submarine System Interface Point at Manasquan, New Jersey to and including the PTAT-1 Interface Points in New York City, New York and Pennsauken, New Jersey. It includes, but is not limited to, all necessary land and buildings, power supply, terrestrial cable, repeaters, cross connect equipment, multiplex equipment, and any other terminating equipment, test equipment, and all rights of way;

     (xi) "U.K. Backhaul", comprises all plant, equipment, and facilities necessary to provide redundant, protected, two-way digital communications between and from the U.K. PTAT-1 Submarine System Interface Point at Brean, U.K. to and including the PTAT-1 Interface Point in Bracknell, U.K. It includes, but is not limited to, all necessary land and buildings, power supply, terrestrial

--------------------------------------------------------------------------------
                                                                          Page 3
cable, repeaters, cross connect equipment, multiplex and any other terminating equipment, test equipment, and all rights of way;

     (xii) "Bermuda Backhaul" comprises all plant, equipment, and facilities necessary to provide redundant, protected, two-way digital communications between and from the Bermuda PTAT-1 Submarine System Interface Point at

Devonshire, Bermuda to and including the PTAT-1 Interface Point in Devonshire, Bermuda. It includes, but is not limited to, all necessary land and buildings, power supply, terrestrial cable, cross connect equipment, multiplex and any other terminating equipment, test equipment, and all rights of way;

     (xiii) "Irish Backhaul" comprises all plant, equipment, and facilities necessary to provide redundant, protected, two-way digital communications between and from the Irish PTAT-1 Submarine System Interface Point at Ballinspittle, Ireland to and including the PTAT-1 Interface Point in Dublin, Ireland. It includes, but is not limited to, all necessary land and buildings, power supply, terrestrial cable, repeaters, microwave links, cross connect equipment, multiplex and any other terminating equipment, test equipment, and all rights of way;

     (xiv) "Bermuda Spur" comprises all PTAT-1 Submarine System plant and equipment between and including both Branching Unit 1 (as hereinafter defined) and the PTAT-1 Submarine System Interface Point in Bermuda;

     (xv) "Ireland Spur" comprises all PTAT-1 Submarine System plant and equipment between and including both Branching Unit 2 (as hereinafter defined) and the PTAT-1 Submarine System Interface Point in Ireland;

     (xvi) "Branching Units" are the two undersea joints which provide transmission and power feed connectivity between the four (4) fiber optic pair cable connecting the U.S.A. and the U.K. PTAT-1 Submarine Interface Points (the "Transatlantic Cable") and the Ireland and Bermuda Spurs. Branching Unit 1 connects the Bermuda Spur and the Transatlantic Cable, and Branching Unit 2 connects the Ireland Spur and the Transatlantic Cable;

     (xvii) "Basic Unit" (also known as a "DS-0") is a 64,000 bits per second both-way digital line link with interface in accordance with CCITT Recommendation G.703 (Red Book Volume III-FASCICLE 111.3 October 1984). Each Basic Unit shall consist of two half circuits (hereinafter referred to as "Half Basic Units"), a western Half Basic Unit as assigned to PSI and a corresponding eastern Half Basic Unit as assigned to CWNS;

     (xviii) "DS-3" is a 44,736,000 bits per second both-way digital line link with interface in accordance with CCITT Recommendation G.703 (Red Book Volume III - FASCICLE 111.3 October


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                                                                          Page 4

1984). For the purposes of defining Purchaser's pro rata share of capacity in the PTAT-1 Submarine Cable and Subsegment A1, a DS-3 shall be deemed to be the equivalent of six hundred and thirty (630) Basic Units;


     (xix) "DS-2" is a 6,312,000 bits per second both-way digital line link with interface in accordance with CCITT Recommendation G.703 (Red Book Volume III - FASCICLE 111.3 October 1984). For the purposes of defining Purchaser's pro rata share of capacity in the PTAT-1 Submarine Cable and Subsegment A1, a DS-2 shall be deemed to be the equivalent of ninety (90) Basic Units;

     (xx) "E-1" is a 2,048,000 bits per second both-way digital line link with interface in accordance with CCITT Recommendation G.703 (Red Book Volume III - FASCICLE 111.3 October 1984). For the purposes of defining Purchaser's pro rata share of capacity in the PTAT-1 Submarine Cable and Subsegment A1, an E-1 shall be deemed to be the equivalent of thirty (30) Basic Units;

     (xxi) "DS-1" or "T-1" is a 1,544,000 bits per second both-way digital line link with interface in accordance with CCITT Recommendation G.703 (Red Book Volume III - FASCICLE 111.3 October 1984). For the purposes of defining Purchaser's pro rata share of capacity in the PTAT-1 Submarine Cable and Subsegment A1, a DS-1 or T-1 shall be deemed to be the equivalent of twenty-four
(24) Basic Units:

     (xxii) "CCITT" means the International Consultative Committee on Telegraph and Telephone, an Organization of the International Telecommunications Union; and

     (xxiii) "CCITT Recommendation" means a CCITT recommendation contained in the Red Book published in codification of the CCITT's VIII Plenary Assembly Malaga Torremolinos 8-12 October 1984 published by the International Telecommunications Union, Geneva 1985.

2. For the purposes of this Agreement, the PTAT-1 System consists of five (5) segments, as illustrated in Exhibit A which is attached hereto and incorporated herein, and more fully described as follows:

     (i) "Segment A" comprises all plant, equipment, and facilities between and from the U.S.A. Beach Joint to and including the U.S.A. PTAT-1 Submarine System Interface Point and to and including the U.S.A. PTAT-1 Interface Points in New York City, New York and Pennsauken, New Jersey. It consists of three (3) subsegments, defined as follows:

     "Subsegment A1" comprises all plant, equipment, and facilities (excluding such common facilities included in Subsegment

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                                                                          Page 5

A3) between and from the U.S.A. Beach Joint to and including the U.S.A. PTAT-1 Submarine System Interface Point which are necessary for, and only to the extent used for, the operation of the PTAT-1 Submarine System. It includes, but is not limited to, all necessary cable, civil works, cable terminating equipment, supervisory equipment, power feed equipment, repeater monitoring equipment, engineering service equipment, and test equipment specific to the PTAT-1 Submarine System;

     "Subsegment A2" comprises all plant, equipment, and facilities (excluding such common facilities included in Subsegment A3) which are necessary for, and only to the extent used for, providing redundant, protected, two-way digital communications between and from the U.S.A. PTAT-1 Submarine System Interface Point to and including the PTAT-1 Interface Points in New York City, New York and Pennsauken, New Jersey. It includes, but is not limited to, all necessary land and buildings, power supply, terrestrial cable, repeaters, cross connect equipment, multiplex and any other terminating equipment, test equipment (specific to the U.S.A. Backhaul), and all rights of way; and

     "Subsegment A3" comprises those common facilities at Manasquan, New Jersey necessary to the operation of Subsegments A1 and A2, including, but not limited to, such land, buildings, civil works, rights of way, power supply, and other utilities and facilities.

     (ii) "Segment B" comprises all plant, equipment, and facilities between and from the U.K. Beach Joint to and including the U.K. PTAT-1 Submarine System Interface Point and to and including the U.K. PTAT-1 Interface Point in Bracknell, U.K. It consists of three (3) subsegments, defined as follows:

     "Subsegment B1" comprises all plant, equipment, and facilities (excluding such common facilities included in Subsegment B3) between and from the U.K. Beach Joint to and including the U.K. PTAT-1 Submarine System Interface Point which are necessary for, and only to the extent used for, the operation of the PTAT-1 Submarine System. It includes, but is not limited to, all necessary cable, civil works, cable terminating equipment, supervisory equipment, power feed equipment, repeater monitoring equipment, engineering service equipment, and test equipment specific to the PTAT-1 Submarine System;

     "Subsegment B2" comprises all plant, equipment, and facilities (excluding such common facilities included in Subsegment B3) which are necessary for, and only to the extent used for, providing redundant, protected, two-way digital communications between and from the U.K. PTAT-1 Submarine System Interface Point to and including the PTAT-1 Interface Point in Bracknell, U.K. It includes, but in not limited to, all necessary land and buildings,


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                                                                          Page 6
power supply, terrestrial cable, repeaters, cross connect equipment, multiplex and any other terminating equipment, test equipment (specific to the U.K. Backhaul), and all rights of way; and

     "Subsegment B3" comprises those common facilities at Brean, U.K. necessary to the operation of Subsegments B1 and B2, including, but not limited to, such land, buildings, civil works, rights of way, power supply, and other utilities and facilities.

     "Segment C" comprises all plant, equipment, and facilities between and from the Bermuda Beach Joint to and including the Bermuda PTAT-1 Submarine System Interface Point and to and including the Bermuda PTAT-1 Interface Point in Devonshire, Bermuda. It consists of three (3) subsegments, defined as follows:

     "Subsegment C1" comprises all plant, equipment, and facilities (excluding such common facilities included in Subsegment C3) between and from the Bermuda Beach Joint to and including the Bermuda PTAT-1 Submarine System Interface Point which are necessary for, and only to the extent used for, the operation of the PTAT-1 Submarine System. It includes, but is not limited to, all necessary cable, civil works, cable terminating equipment, supervisory equipment, power feed equipment, repeater monitoring equipment, engineering service equipment, and test equipment specific to the PTAT-1 Submarine System;

     "Subsegment C2" comprises all plant, equipment, and facilities (excluding such common facilities included in Subsegment C3) which are necessary for, and only to the extent used for, providing redundant, protected, two-way digital communications between and from the Bermuda PTAT-1 Submarine System Interface Point to and including the PTAT-1 Interface Point in Devonshire, Bermuda. It includes, but is not limited to, all necessary land and buildings, power supply, terrestrial cable, cross connect equipment, multiplex and any other terminating equipment, test equipment (specific to the Bermuda Backhaul), and all rights of way; and

     "Subsegment C3" comprises those common facilities at the submarine interface point at Devonshire, Bermuda necessary to the operation of Subsegments C1 and C2, including, but not limited to, such land, buildings, civil works, rights of way, power supply, and other utilities and facilities.

     (iv) "Segment D" comprises all plant, equipment, and facilities between and from the Ireland Beach Joint to and including the Ireland PTAT-1 Submarine System Interface Point and to and including the Ireland PTAT-1 Interface Point in Dublin, Ireland. It consists of three (3) subsegments, defined as follows:

     "Subsegment D1" comprises all plant, equipment, and facilities (excluding such common facilities included in Subsegment


--------------------------------------------------------------------------------
                                                                          Page 7

D3) between and from the Ireland Beach Joint to and including the Ireland PTAT-1 Submarine System Interface Point which are necessary for, and only to the extent used for, the operation of the PTAT-1 Submarine System. It includes, but is not limited to, all necessary cable, civil works, cable terminating equipment, supervisory equipment, power feed equipment, repeater monitoring equipment, engineering service equipment, and test equipment specific to the PTAT-1 Submarine System;

     "Subsegment D2" comprises all plant, equipment, and facilities (excluding such common facilities included in Subsegment D3) which are necessary for, and only to the extent used for, providing redundant, protected, two-way digital communications between and from the Ireland PTAT-1 Submarine System Interface Point to and including the PTAT-1 Interface Point in Dublin, Ireland. It includes, but is not limited to, all necessary land and buildings, power supply, terrestrial cable, repeaters, microwave links, cross connect equipment, multiplex and any other terminating equipment, test equipment (specific to the Ireland Backhaul), and all rights of way; and

     "Subsegment D3" comprises those common facilities at Ballinspittle, Ireland necessary to the operation of Subsegments D1 and D2, including, but not limited to, such land, buildings, civil works, rights of way, power supply, and other utilities and facilities.

     (v) "Segment E" comprises all submersible cable, plant, equipment, and facilities between and including the Beach Joints in the U.S.A., U.K., Bermuda and Ireland. Segment E shall consist of the following subsegments:

     "Subsegment E1" comprises all submersible cable, plant, equipment, and facilities between and including the U.S.A. Beach Joint to Branching Unit 1;

     "Subsegment E2" comprises all submersible cable, plant, equipment, and facilities between and including both the Bermuda Beach Joint and Branching Unit 1;

     "Subsegment E2a" comprises the fiber optic pair and all other elements of and one-half (1/2) of the Bermuda Beach Joint) necessary to provide a direct transmission path westbound from Ireland to the U.K.; and

     "Subsegment E2b" comprises the fiber optic pair and all other elements of Subsegment E2 (including one-half (1/2) of Branching Unit 1 and one-half (1/2) of the Bermuda Beach Joint) necessary to provide a direct transmission path eastbound from Bermuda to Ireland and the U.K.


--------------------------------------------------------------------------------
                                                                          Page 8

     "Subsegment E3" comprises all submersible cable, plant, equipment, and facilities between and including both Branching Unit 2;

     "Subsegment E4" comprises all submersible cable, plant, equipment, and facilities between and including both Branching Unit 2 and the Irish Beach Joint;

     "Subsegment E4a" comprises the fiber optic pair and all other elements of Subsegment E4 (including one-half (1/2) of Branching Unit 2 and one-half (1/2) of the Irish Beach Joint) necessary to provide a direct transmission path westbound from Ireland to Bermuda and the U.S.A.;

     "Subsegment E4b" comprises the fiber optic pair and all other elements of Subsegment E4 (including one-half (1/2) of Branching Unit 2 and one-half (1/2) of the Irish Beach Joint) necessary to provide a direct transmission path eastbound from Ireland to the U.K.; and

     "Subsegment E5" comprises all submersible cable, plant, equipment, and facilities between and including the U.K. Beach Joint to Branching Unit 2.

3. Effective as of May 12, 1994 (the "Effective Date"), PSI hereby grants to Purchaser, for the term of this Agreement, an IRU in one (1) western half DS-2 of capacity in Subsegments Al, E1, E2a, E2b, E3, E4a, E4b, E5 and B1 (hereinafter collectively referred to as the "IRUs").

4. The IRUs granted hereunder will be maintained in good working order, or caused to be maintained in good working order, as follows:

     (i) Segment A: By Private Trans-Atlantic Telecommunications System (N.J.) Inc. (hereinafter referred to as "PSI(NJ)", a corporation incorporated in the State of New Jersey and a wholly owned subsidiary of PSI and an indirect wholly owned subsidiary of US Sprint Communications Company Limited Partnership, and having its principal office at 12490 Sunrise Valley Drive VARESB324C, Reston, Virginia 22096);

     (ii) Segment B: By Mercury Communications Limited;

     (iii) Segment C: By Cable & Wireless plc (Bermuda Branch);

     (iv) Segment D: By Board Telecom Eireann; and

     (v) Segment E: Jointly by PSI and CWNS.


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                                                                          Page 9
in excess of Purchaser's quarterly payments during Such Budget Year with respect to estimated annual recurring costs of operating and maintaining the PTAT-1 Submarine Cable shall be paid by Purchaser to PSI within ninety (90) days of termination of this Agreement; (ii) estimated annual recurring costs of operating and maintaining Subsegment A1 and estimated annual administrative and other costs incurred by PSI or PSI(NJ) in respect of the provision or procurement by PSI or PSI(NJ) of operation, maintenance, repair, replacement, and addition services with respect to the PTAT-1 Submarine Cable and Subsegment A1 for the entire quarter during which this Agreement is terminated, provided, however, that (A) Purchaser's quarterly payments during the final Budget Year of this Agreement, regardless of whether the Termination Date shall be any date other than the last day of the Budget Year, with respect to the estimated annual recurring costs of operating and maintaining Subsegment A1 and the estimated annual administrative and other costs in excess of Purchaser's pro rata share of actual annual recurring costs of operating and maintaining Subsegment A1 and actual administrative and other costs incurred during such Budget Year shall be reimbursed to Purchaser within one hundred eighty (180) days of termination of this Agreement, and (B) Purchaser's pro rata share of actual annual recurring costs of operating and maintaining Subsegment A1 and actual administrative and other costs incurred during the final Budget Year of this Agreement, regardless of whether the Termination Date shall be any date other than the last day of such Budget Year, in excess of Purchaser's quarterly payments during such Budget Year in respect of estimated annual recurring costs of operating and maintaining Subsegment A1 and estimated annual administrative and other costs shall be paid by Purchaser to PSI within ninety (90) days of termination of this Agreement;
and (iii) costs for repair and replacement of an actual fault in the PTAT-1 Submarine Cable or Subsegment A1, costs for repairs, replacements, and additions to the PTAT-1 Submarine Cable or Subsegment A1 to prevent a recurrence of an actual fault, costs for repairs, replacements, and additions to the PTAT-1 Submarine Cable or Subsegment A1 to prevent the occurrence of new faults, and costs of cable working exercises for the cable ships, which are incurred during the term of this Agreement.

6.(a) Except for payment of the consideration Set forth in subparagraph 5(a)(i) or disputes pursuant to subparagraph 7(b), all bills rendered for the annual recurring costs of operating and maintaining the PTAT-1 Submarine Cable (as set forth in Exhibit B), for the annual recurring costs of operating and maintaining Subsegment A1 and for administrative and other costs (as set forth in Exhibit
B), for repair, replacement, and addition costs (as set forth in Exhibit B),and for all other liabilities or costs pursuant to this Agreement shall be payable by Purchaser by the end of the calendar month following the month in which the bills are rendered.


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                                                                         Page 12

6.(b) PSI shall render bills under this Agreement in U.S.A. dollars, and such amounts shall be payable in U.S.A. dollars to the designated office of PSI.


7.(a) All amounts due hereunder that are not paid when due shall accrue extended payment interest, to the extent permitted by applicable laws, at a fixed rate equal to one hundred twenty-five percent (125%) of the publicly announced prime rate for 90-day commercial loans in New York City of Citibank N.A. in effect on the day following the date payment of the bill was due. Such extended payment interest shall accrue from the day following the day on which payment is due to and including the day such payment is received by PSI, and such amount will be included in a subsequent bill issued to Purchaser.

7.(b) Should any bill or part thereof be under dispute as to its correctness, then interest shall not accrue on the amount of such bill pursuant to Subparagraph 7(a) provided always that:

     (i) Before the due date for payment, PSI shall be advised by telex, facsimile, or like means of communication of the amount in dispute and the nature of that dispute; and,

     (ii) In this respect, PSI shall, if requested by Purchaser within thirty
(30) days of receipt of the bill in dispute, issue a replacement bill omitting the amount in dispute, and such replacement bill shall become due for payment on the date the disputed bill was due in accordance with subparagraph 6(a). The amount in dispute shall be investigated by PSI to Purchaser's reasonable satisfaction and, if any necessary bill with respect to such amount in dispute shall be issued, and it shall be paid in accordance with subparagraph 6(a). Notwithstanding the foregoing, in the event that on investigation the bill in dispute or part thereof is found to be correct, then Purchaser shall pay interest on the unpaid part which is found to be correct from and including the day after the due date for payment of the original bill in dispute to and including the date such payment is received by PSI in accordance with subparagraph 7(a).

7.(c) A request by Purchaser for an audit of any charges hereunder pursuant to subparagraph 5(a) of this Agreement shall not constitute a dispute with respect to such charges for purposes of subparagraph 7(b) or affect the obligation of Purchaser to pay such charges in full as they become due hereunder.

8.(a) In the event that the total number of Basic Units which the PTAT-1 Submarine System is capable of providing is reduced as a result of physical deterioration, or for other reasons beyond the control of PSI during the term of this Agreement, the number of IRU interests in Half Basic Units in the PTAT-1 Submarine- System granted to Purchaser pursuant to this Agreement shall be reduced


--------------------------------------------------------------------------------
                                                                         Page 13
upon written notice to Purchaser in the same proportion as the number of Basic Units is reduced, except that such reduction shall not extend to fractions of interests in Half Basic Units. If the above exception with respect to fractions of interests in Half Basic Units should become applicable, an appropriate adjustment pursuant to Exhibit B hereof will be made in Purchaser's payments with respect to: (i) the operations and maintenance costs of the PTAT-1 Submarine Cable, (ii) the operations and maintenance costs of Subsegment A1 and the administrative and other costs incurred by PSI or PSI (NJ) in respect of the provision or procurement by PSI or PSI(NJ) of operation, maintenance, repair, replacement, and addition services with respect to the PTAT-1 Submarine Cable and Subsegment A1, and (iii) the repair, replacement, and addition costs of the PTAT-1 Submarine Cable and Subsegment A1.

8.(b) In the event that the total number of Basic Units which the PTAT-1 Submarine System is capable of providing is increased during the term of this Agreement, Purchaser shall have the option of increasing the number of IRU interests in Half Basic Units in this PTAT-1 Submarine System granted to Purchaser pursuant to this Agreement in the same proportion as the number of Basic Units is increased, except that such increase shall not extend to fractions of interests in Half Basic Units. PSI shall give to Purchaser as much advance notice in writing as is practicable of: (i) the technology employed to increase the total number of Basic Units, (ii) the number of increased Basic Units, (iii) the proportionate number of increased Half Basic Units to which Purchaser is entitled hereunder, (iv) the total cost, if any, of such increase, and (v) the proportionate amount of any such total cost which would be applicable to the increased Half Basic Units to which Purchaser is entitled hereunder. In the event that Purchaser elects to exercise its option hereunder, it shall notify PSI in writing within sixty days after receipt of the aforementioned advance notice by PSI of Purchaser's election to exercise its option and shall specify the number of Half Basic Units it elects to acquire, and promptly thereafter, but in any event no later than the date the increased Half Basic Units are declared activated by PSI, the parties shall amend this Agreement to reflect the increase in the Half Basic Units acquired by Purchaser and Purchaser's payment obligations, if any, in accordance with the immediately preceding sentence. In the event the entire PTAT-1 Submarine Cable is replaced, Purchaser shall have the option to participate or not to participate in such replacement costs.

8.(c) In any event, whether or not Purchaser elects to acquire any increased Half Basic Units or the exception set forth above with respect to fractions of interests in Half Basic Units should become applicable, (i) the operations and maintenance costs of the PTAT-1 Submarine Cable, (ii) the operations and maintenance costs of Subsegment A1 and the administrative and other costs incurred by PSI or PSI (NJ) in respect of the provision or procurement by PSI or


--------------------------------------------------------------------------------
                                                                         Page 14

PSI(NJ) of operation, maintenance, repair, replacement, and addition services with respect to the PTAT-1 Submarine Cable and Subsegment A1, and (iii) the repair, replacement, and addition costs of the PTAT-1 Submarine Cable and Subsegment A1, as of the date when the total number of Basic Units in the PTAT-1 Submarine System shall have been so reduced or increased pursuant to this paragraph 8, shall be adjusted pursuant to Exhibit B hereof so that Purchaser shall bear its appropriate proportionate share of such applicable costs.

9. PSI shall keep and maintain for a period of not less than five (5) years such books, records, vouchers, and accounts as may be necessary to support its billings under this Agreement; and except as specifically provided herein, it shall at all reasonable times make such books, records, vouchers, and accounts available at the office of PSI where such books, records, vouchers, and accounts are located for the inspection of PSI's auditors.

10. The Purchaser shall not be liable to PSI nor any other party to the CMA, and neither PSI nor any other party to the CMA shall be liable to Purchaser, for any loss or damage (direct or consequential) sustained by reason of any failure in or breakdown of the PTAT-1 System, or of the associated facilities, or for any interruption or degradation of service, whatsoever shall be the cause of such failure, breakdown, interruption, or degradation, and however long it shall last.

11.(a) No use by Purchaser of the IRUs granted to it hereunder and any equipment associated therewith shall be such as to interrupt, interfere with, or impair service over any of the facilities comprising the PTAT-1 Submarine System, any Half Basic Units or other circuits of PSI, or any Half Basic Units or other circuits of PSI's associated, affiliated, or connected entities or of any owner of the PTAT-1 Submarine System, or IRU grantor or IRU grantee, impair privacy of any communications over such facilities, cause damage to plant, or create hazards to the employees or agents of any of the aforementioned entities or of any owner of the aforementioned facilities or to the public. Purchaser shall bear the cost of any additional protective apparatus reasonably required by PSI to be installed resulting from the use of such facilities by Purchaser, any permitted grantee, lessee, or assignee of Purchaser, or any customer or customers of Purchaser or of any such grantee, lessee, or assignee.

ll.(b) PSI will use its best efforts to cause all other grantees of IRUs in facilities in the PTAT-1 Submarine System to undertake obligations comparable to those of Purchaser set forth in the foregoing subparagraph ll(a), and Purchaser shall cause all permitted grantees, lessees, or assignees, and all customers of Purchaser or of any such grantee, lessee, or assignee to undertake comparable obligations.


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                                                                         Page 15

12. The IRUs granted to Purchaser hereunder shall be made available to PSI, at such times agreeable to PSI and Purchaser, to permit PSI or any duly authorized agent to make such tests and adjustments as may be necessary for such circuits to be maintained in efficient working order.

13. The performance of this Agreement by the Parties is contingent upon the provision and continued operation of the PTAT-1 System, and upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses, and permits as may be required or deemed necessary by PSI and as may be satisfactory to it. The Parties shall use all reasonable efforts to obtain and continue, and to have continued, such approvals, consents, licenses, and permits.

14. No license under patents is granted by PSI, nor shall any be implied or arise by estoppel, or otherwise, in Purchaser's favor with respect to any apparatus, system or method used by Purchaser in connection with the use of the IRUs granted to it hereunder.

15. No assignment, grant, lease, or transfer of this Agreement, or of any rights thereunder, or of any IRU in the Half Basic Units granted to Purchaser pursuant to this Agreement, shall be valid without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and the prior written consent of the IRU grantees of the corresponding eastern Half Basic Units, provided that PSI shall have the right to assign or otherwise delegate all or any of its rights and obligations hereunder to any legal entity which is a subsidiary or affiliate of Sprint Corporation upon giving notice in writing to Purchaser.

16. This Agreement shall not create any relationship between and among the Parties hereto of partners, joint ventures, or other legal entity, expressed, implied, or otherwise, and nothing herein contained shall be deemed to constitute a joint venture, partnership, or other legal relationship except as expressly specified herein between or among them.

17. This Agreement and any of the provisions hereof may be altered or added to only by an agreement in writing signed by a duly authorized person on behalf of each Party, except as contemplated by a decrease or increase of Basic Units in the PTAT-1 Submarine System pursuant to paragraph 8.

18.(a) This Agreement shall become effective as of the Effective Date, and unless earlier terminated pursuant to paragraph 19, shall continue in effect for the duration of the CMA. PSI shall give Purchaser prompt notice in writing which in no circumstances shall be less than one (1) year of the retirement date of the PTAT-1 Submarine System and of the corresponding Termination Date of this Agreement. Termination of this Agreement shall not relieve Purchaser


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                                                                         Page 16
of Half Basic Units owned by Purchaser and the total number of Half Basic Units in the PTAT-1 Submarine System in which PSI is entitled to grant an IRU.

18.(d) Liquidation of the PTAT-1 Submarine System or any part thereof or the retirement of the PTAT-1 Submarine System during the term of this Agreement as set forth in subparagraph 18(a) shall not relieve Purchaser from any liability arising on account of claims made by third parties in respect of the PTAT-1 Submarine System or any part thereof and damages or compensation payable on account of such claims, or obligations which may arise in relation to the PTAT-1 Submarine System or any part thereof due to any law, order, or regulation made by any government or supranational legal authority pursuant to any international convention, treaty, or agreement. Any such liabilities or costs incurred shall be payable by Purchaser in proportion to the number of Half Basic Units owned by Purchaser and the total number of Half Basic Units in the PTAT-1 Submarine System in which PSI is entitled to grant an IRU.

19. If Purchaser fails to make any payment required by this Agreement on the day it is due, or otherwise is in breach of this Agreement, and such default continues for a period of at least thirty (30) calendar days, PSI may notify Purchaser in writing via Certified Letter of its intent to reclaim the IRUs assigned hereunder if full payment is not received or if such breach is not remedied within thirty (30) calendar days of such notification. If at the end of such 30-day notification period, Purchaser has not paid in full the amounts due hereunder or remedied such breach, PSI may proceed to terminate this Agreement by giving Purchaser written notice via Certified Letter thereof and reclaim the IRUs assigned to Purchaser pursuant to this Agreement, effective upon the date of mailing or such alternate date as may be specified in the notice. PSI shall be relieved of any liability to Purchaser arising out of such reclamation and termination. The rights and obligations of Purchaser under this Agreement shall terminate as of the date of reclamation, except the reclamation shall not relieve Purchaser of its obligation to make full payment of all amounts or liabilities incurred under this Agreement up to and including the date of termination or the obligation of the Parties with regard to adjustments of liabilities incurred under this Agreement up to and including the date of termination.

20. If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties shall be construed and enforced accordingly, provided that the material intent of the Parties remains unchanged.


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                                                                         Page 18

21. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the Commonwealth of Virginia (except for the conflicts laws of such jurisdiction).

22. The Parties irrevocably agree that any suit, action or proceeding with respect hereto (a "Suit") may be brought in the courts of the Commonwealth of Virginia or of the United States of America for the Eastern District of Virginia, or in such other courts of competent jurisdiction agreed and stipulated to by the Parties. By the execution and delivery hereof, each Party irrevocably waives, to the fullest extent permitted by law, any objection it may now have or hereafter acquire relating to venue or inconvenient forum with respect any such jurisdiction. Each Party hereby irrevocably accepts and submits itself to the jurisdiction of the courts referred to in this paragraph 22 in any such Suit and agrees that final judgment in any such Suit brought in any such court shall be conclusive and binding upon it and may be enforced in any competent court located in the U.S.A. by a Suit upon judgment or other means of collection, provided that service of process is effected in one of the manners permissible under applicable law.

23. This Agreement shall be executed in any number of counterparts by an authorized representative of each Party, each such counterpart shall together, as well as separately, constitute one and the same instrument.

     IN WITNESS WHEREOF the Parties hereto have severally subscribed these presents or caused them to be subscribed in their name and behalf by their respective officers thereunto duly authorized.

                                        PRIVATE TRANSALANTIC
                                        TELECOMMUNICATION SYSTEM, INC.

                                        By: /s/ William F. Daleus
                                           -------------------------------------
                                        Name: William F. Daleus
                                        Title: Deputy General Manager



                                        INTERNATIONAL COMMUNICATIONS CORPORATION

                                        By: /s/ C.M. Piluso
                                           -------------------------------------
                                        Name: C.M. Piluso
                                        Title: President


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                                                                         Page 19

================================================================================





                                    EXHIBITS




================================================================================

                                                                       EXHIBIT A


================================================================================
                        SEGMENTATION OF THE PTAT-1 SYSTEM
                  FOR OPERATIONS & MAINTENANCE COST ALLOCATION



                                  [Schematic]


================================================================================

                                    EXHIBIT B

                     OPERATIONS AND MAINTENANCE, AND REPAIR,
                       REPLACEMENT, AND ADDITION SERVICES

1.   Provisions for Operations and Maintenance

     Operations and maintenance costs shall be defined as all costs reasonably incurred in operating and maintaining the PTAT-1 Submarine Cable and Subsegment A1, including, but not limited to, the cost of attendance, testing, adjustments, rights of way, and the cost of providing cable ships (including standby costs), remotely controlled submersible vehicles, cable depots, and maintenance and repair devices which are or may hereafter become available (including the standby costs of such facilities).

     The Constructing Parties have made provision for the PTAT-1 Submarine Cable to receive from Cable and Wireless (Marine) Ltd. (hereinafter referred to as "CAM") the repair and maintenance services as set forth below from the first
(1st) day of August, 1989, to the Termination Date.


     The repair and maintenance of the PTAT-1 Submarine Cable is currently being carried out on a non-exclusive basis by two (2) comprehensively equipped cable ships, each normally equipped with a remotely controlled submersible vehicle (hereinafter individually referred to as the "RCSV" and collectively referred to as the "RCSVs"), or other vessels as deemed appropriate by the Constructing Parties. One such RCSV is currently the CIRRUS System, a remotely controlled submersible vehicle system currently owned by CWM (hereinafter referred to as the "CIRRUS Systems").

     While on standby for repair and maintenance work, one of the two cable ships is currently based on the eastern side of the Atlantic Ocean, and the other is currently based on the western side of the Atlantic Ocean. In the event of a PTAT-1 Submarine Cable fault, the required cable ship will normally put to sea within twenty-four (24) hours for the purposes of repair.

     The two cable ships will be kept in good repair and operating efficiency. The duration of any cable ship unavailability due to necessary shipyard activity will be kept to a minimum and consistent with reasonable industry standards. Planned work on each cable ship will be performed at different times to ensure maximum continuity of service availability.

     The two cable ships and other repair equipment and facilities which the Constructing Parties have made provision to receive from CWM are intended to handle the reasonably foreseeable repair and maintenance of the PTAT-1 Submarine Cable. Circumstances may arise


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                                                                          Page 1
from time to time requiring the use of additional or different equipment, facilities, or services in connection with a particular repair or maintenance operation, and in such circumstances, the Constructing Parties will endeavor to arrange provision of additional equipment, facilities, or services as they deem necessary to carry out such particular repair or maintenance operation. Additional costs related to the provision of such equipment, facilities, or services shall be included as PSI's Repair, Replacement, and Addition Costs (as defined herein) as described below.

     For the duration of this Agreement, additional equipment and facilities (in terms of cable ships, RCSVS, depots, and other equipment and facilities) may be added at any time only if necessary to maintain compliance with regulatory requirements or to fulfill the obligations of the Constructing Parties to provide efficient and cost-effective repair and maintenance of the PTAT-1 Cable. Capital charges related to the provision of such additional equipment and facilities will be added to the PTAT-1 O&M Charges (as defined herein) as described below.

2.   Recurring Operations and Maintenance Charges for the PTAT-1 Submarine Cable


     The period from the first (1st) day of April, 1993 to the thirty-first
(31st) day of March, 1994 is referred to herein as the "First Budget Year", and the First Budget Year and each period from the first (1st) day of April to the following thirty-first (31st) day of March in each subsequent year is individually referred to herein as a "Budget Year".

     PSI will receive from CWM for each Budget Year a budget in U.S.A. dollars and pounds sterling of fifty percent (50%) of the annual recurring costs of operating and maintaining the PTAT-1 Submarine Cable ("PSI's PTAT-1 O&M Budget"). PSI's PTAT-1 O&M Budget shall include, but shall not necessarily be limited to:

          (i) Annual capital charges in respect of provision of the cable ships, the depot facilities, and the other repair equipment and facilities;

          (ii) Annual capital additions to the two cable ships, and replacement vessels as deemed necessary by the Constructing Parties over the course of this Agreement, the depot facilities, and the other repair equipment and facilities necessary to maintain compliance with regulatory requirements or to maintain the capability to maintain and repair the PTAT-1 Submarine Cable;


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                                                                          Page 2

          (iii) Annual operating charges in respect of provision of the cable ships, the depot facilities, and the other repair equipment and facilities, including the costs of manning, provisioning, and operating the two cable ships, the depot facilities, and the other equipment and facilities, fully crewed and ready to be mobilized on twenty-four (24) hour notice;

          (iv) Annual maintenance charges in respect of the cable ships, the depot facilities, and the other repair equipment and facilities;

          (v) Annual charges in respect of the RCSVS, including the CIRRUS
     System;

          (vi) Costs incurred by PSI or PSI (NJ) as a result of foreign currency fluctuations affecting payments by PSI or PSI(NJ) of any invoices rendered to PSI or PSI(NJ) in any currency other than U.S.A. dollars; PSI shall provide Purchaser with adequate documentation of such currency fluctuations: and

          (vii) All other costs incurred by PSI from any operation and maintenance providers or in the operation and maintenance of the PTAT-1 Submarine Cable.

     PSI's PTAT-1 O&M Budget for the First Budget Year is $1,975,395 and

(pound)6,857,221. PSI's PTAT-1 O&M Budget for each subsequent Budget Year will be determined by CWM prior to such Budget Year by increasing each of the U.S.A. dollar and pounds sterling elements of PSI's PTAT-1 O&M Budget (excluding the annual capital charges in respect of provision of the cable ships and the depot facilities) for the previous Budget Year (as adjusted as provided below to account for capital additions and other annual recurring costs pursuant to subparagraphs (ii) and (v) above) by the Actual Percentage Increase (as defined herein) applicable to such Budget Year. The annual capital charges elements of PSI's PTAT-1 O&M Budget in respect of provision of the cable ships and depot facilities for the First Budget Year are equal to the sum of (i) (pound)1,836,819 (the "First Capital Charge") and (ii) (pound)334,552 (the "Second Capital Charge"). The annual capital charges elements of PSI's PTAT-1 O&M Budget in respect of provision of the cable ships and depot facilities for each subsequent Budget Year will be determined by CAM prior to such Budget Year by increasing the First Capital Charge for the previous Budget Year by five percent (5%), and by increasing the Second Capital Charge for the previous Budget Year by six percent (6%). The "Actual Percentage Increase" in the U.K. RPI for the Second Budget Year and for each subsequent Budget Year shall be the average of each month-to-month percentage change in the U.K. RPI expressed as an annualized percentage change (i.e., raised to the twelfth power) for the twelve consecutive month period ending with October 31 in the prior Budget Year. The index used in


--------------------------------------------------------------------------------
                                                                          Page 3
this calculation will be the "All Items" RPI as defined by the U.K. Department of Trade and Industry. The Actual Percentage Increase from the previous to the current Budget Year is 3.701. For the avoidance of doubt, the calculation of the Actual Percentage Increase for the Current Budget Year is illustrated on Exhibit E.

     In the event of a capital addition that results in additional capital charges pursuant to subparagraph (ii) above or other annual recurring costs are incurred by PSI pursuant to subparagraph (vii) above, PSI's PTAT-1 O&M Budget for the Budget Year during which such capital addition is made or such costs are incurred shall be adjusted accordingly effective as of the date of such capital addition or costs, and PSI's PTAT-1 O&M Budget as no adjusted shall be the PTAT-1 O&M Budget for purposes of determining the PTAT-1 O&M Charges (as defined herein) for the remainder of such Budget Year and the PTAT-1 O&M Budget for each subsequent Budget Year.

     Purchaser's pro rata share of PSI's PTAT-1 O&M Budget for the First Budget Year (hereinafter referred to as "Purchaser's PTAT-1 O&M Charges for the First Budget Year") will be allocated to Purchaser on the basis of Purchaser's pro rata share of the Available Capacity (as defined herein) of the PTAT-1 Submarine Cable as specified in this Agreement, using the following formula:

              PSFBY = (FAp/365) x [sum] ((Ls/Lt) x (PC/NCs) x UFs}

                                  s = E1 to E5

Where:

PSFBY   =   Purchaser's pro rata share of PSI's PTAT-1 O&M
            Budget for the First Budget Year.

FAp     =   "First Budget Year Activation Period" in days.

First
Budget
Year
Activation
Period                 =    The total number of days from and including the
                            Effective Date to and including the thirty-first
                            (31st) day of March, 1992.

Ls                     =    Length (in kilometers) of each of Subsegments E1
                            through E5 in the PTAT-1 Submarine Cable.

Lt                     =    Length of the PTAT-1 Submarine Cable in kilometers.

PC                     =    Purchaser's Capacity" pursuant to this Agreement
                            expressed in DS-Os.


--------------------------------------------------------------------------------
                                                                          Page 4

NCs                    =    "Nominal Capacity" of each of Subsegments E1 through
                            E5, expressed in DS-OS.

UFs                    =    Use Factor" for each of Subsegments E1 through E5.

Nominal
Capacity               =    Owing to imbalances in projected telecommunications
                            between the U.S.A., the U.K., Bermuda, and Ireland, the Constructing Parties have declared a Nominal
                            Capacity for each of Subsegments E2b, E3, E4a, E4b, and E5 which is lower than the Total Capacity of these subsegments. The Nominal Capacity values for Subsegments E2b, E3, E4a, E4b, and E5 are thus determined according to the following formula:

                            NCs = TCs - UCs

     Where:

     TCs = "Total Capacity" of each subsegment (17,010 DS-Os for each of Subsegments E3 and E5, and 5,670 DS-Os for each of Subsegments E2b, E4a,

     and E4b).

     UCs = "Unused Capacity" of each subsegment, which the Constructing Parties have initially determined to be 1,260 DS-Os.

     The current values of NCS for Segment E are illustrated in Exhibit D, which is attached hereto and incorporated herein.

Use
Factor = All U.S.A.-U.K. IRUs on the PTAT-1 Submarine Cable will be billed equally for Purchaser's PTAT-1 O&M Charges (as hereinafter defined), whether the route purchased is in the two (2) fiber pairs extending between the PTAT-1 Submarine Interface Points in the U.S.A. and the U.K., or in the single fiber pair extending between the PTAT-1 Submarine Interface Points in the U.S.A., Bermuda, Ireland, and the U.K. The Use Factor for each of Subsegments E1, E3, and E5 in all U.S.A. U.K. IRUs will have a value equal to one (1). The Use Factor for each of Subsegments E2a, E2b, E4a, and E4b in all U.S.A.-U.K. IRUs will be determined according to the following formula:

                             UFs = ACs/(TCd + ACs)


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                                                                          Page 5

Where:

ACs = "Available Capacity" of the subsegment which is available for sale as of August 1, 1989, which is equal to TCS minus 3,150 DS-Os allocated by the Constructing Parties before August, 1989.

TCd = Total Capacity of the two (2) direct fiber pairs extending between the PTAT-1 Submarine System Interface Points in the U.S.A. and the U.K. (11,340 DS-Os).

The current values of UFs for Segment E are illustrated in Exhibit D, which is attached hereto and incorporated herein.

Purchaser's pro rata share of PSI's PTAT-1 O&M Budget for each subsequent Budget Year (hereinafter referred to as "Purchaser's PTAT-1 O&M Charges") will be allocated to Purchaser on the basis of Purchaser's pro rata share of the Available Capacity of the PTAT-1 Submarine Cable as specified in this Agreement, using the following formula:

     PSE = [sum] {((Ls/Lt) x (PC/NCs) x UFs}
                  s = E1 to E5

Where:


PSE = Purchaser's pro rata share of PSI's PTAT-1 O&M Budget for each subsequent Budget Year.

For the purposes of the allocation outlined above, Subsegments E2a and E2b will be considered to have a length equal to fifty per cent (50%) of the total length of Subsegment E2 (the Bermuda Spur). Similarly, Subsegments E4a and E4b will be considered to have a length equal to fifty per cent (50%) of the total length of Subsegment E4 (the Ireland Spur).

If the Nominal Capacity of any subsegment in Segment E is changed due to a change in the Total Capacity of the subsegment pursuant to paragraph 8, the value of the associated NCB factor used in the determination of Purchaser's PTAT-1 O&M Charges for the First Budget Year and Purchaser's PTAT-1 O&M Charges for any subsequent Budget Year will be changed by a like amount as of the date on which such change in the Total Capacity of the subsegment occurs. If the Nominal Capacity of any Subsegment in Segment E is increased due to a reduction in Unused Capacity of the subsegment, the value of the associated NCS factor used in the determination of Purchaser's PTAT-1 O&M Charges for the First Budget Year and Purchaser's PTAT-1 O&M Charges for any subsequent Budget Year will be changed by a like amount as of the date on which such reduction in the Unused Capacity occurs.


--------------------------------------------------------------------------------
                                                                          Page 6

If Purchaser's Capacity of any subsegment is changed pursuant to paragraph 8, the value of the associated PC factor used in the determination of Purchaser's PTAT-1 O&M Charges for the First Budget Year and Purchaser's PTAT-1 O&M Charges for any subsequent Budget Year will be changed by a like amount as of the date on which such change in Purchaser's Capacity occurs.

If the Total Capacity of the subsegments in the single fiber pair extending between the PTAT-1 Submarine System Interface Points in the U.S.A., Bermuda, Ireland, and the U.K. is changed pursuant to paragraph 8, the ACs factor used in the determination of the Use Factor (UFs) for each of Subsegments E2a, E2b, E4a, and E4b on the U.S.A. U.K. routes will be changed by a like amount as of the date on which such change in the Total Capacity of the subsegments occurs.

If the Total Capacity of the two (2) direct fiber pairs extending between the PTAT-1 Submarine System Interface Points in the U.S.A. and U.K. is changed pursuant to paragraph 8, the TCd factor used in the determination of the Use Factor (UFs) for each of Subsegments E2a, E2b, E4a, and E4b on the U.S.A. U.K. routes will be changed by a like amount as of the date on which such change in the Total Capacity of the subsegments occurs.

In the event the total number of Basic Units in the PTAT-1 Submarine System is changed pursuant to paragraph 8, the invoice for the next quarterly installment shall reflect the appropriate adjustment to Purchaser's PTAT-1 O&M Charges as of the date on which such change occurred.

Purchaser's PTAT-1 O&M Charges for the First Budget Year will be issued to Purchaser upon execution by Purchaser of this Agreement, and Purchaser's PTAT-1 O&M Charges for each subsequent Budget Year will be issued to Purchaser no later than the first (1st) day of March prior to the commencement of such Budget Year.

Purchaser's PTAT-1 O&M Charges for the First Budget Year will be payable by Purchaser in quarterly installments commencing with the quarter during which this Agreement is executed. The first payment, for the period from and including the Effective Date through the quarter in which this Agreement is executed, will be due on the date of execution of this Agreement, and all subsequent payments will be due on the last day of each April, July, October, or January in such Budget Year. Purchaser's PTAT-1 O&M Charges for each subsequent Budget Year will be payable by Purchaser and will be due on the last day of each April, July, October, or January in such Budget Year.

PSI will invoice Purchaser for each of these quarterly installments, other than the quarter in which this Agreement is executed, one (1) month in advance of the month in which the scheduled payment is due. Where the Termination Date shall be any date other than the last day


--------------------------------------------------------------------------------
                                                                          Page 7
of a quarter, Purchaser shall be liable to pay to PSI Purchaser's PTAT-1 O&M Charges for the entire quarter during which this Agreement is terminated.

PSI will be responsible for collecting the published RPI data in each Budget Year, verifying CWM's computation of the Actual Percentage Increase, and computing Purchaser's PTAT-1 O&M Charges. The monthly RPI data used in CWM's calculation will be provided to Purchaser as soon as practicable after such data have been published.

Exhibit C. which is attached hereto and incorporated herein, illustrates the sequence of invoices and payments for a typical Budget Year.

3. Recurring Operations and Maintenance Charges for Subsegment A1 and Administrative and Other Charges

For the First Budget Year and for all Subsequent Budget Years, PSI will prepare a budget of: (i) estimated annual recurring costs of operating and maintaining Subsegment A1 for such Budget Year, and (ii) estimated annual administrative and other costs incurred by PSI or PSI(NJ) in respect of the provision or procurement by PSI or PSI(NJ) of operation, maintenance, repair, replacement, and addition services with respect to the PTAT-1 Submarine Cable and Subsegment A1 for such Budget Year (hereinafter collectively referred to as the "Estimated Subsegment A1 O&M and Administrative and Other Costs Budget"). The Estimated Subsegment A1 O&M and Administrative and Other Costs Budget for each Budget Year shall include, but shall not necessarily be limited to, the following annual recurring costs of operating and maintaining Subsegment A1 for such Budget Year and the following annual administrative and other costs incurred by PSI or PSI(NJ) during such Budget Year in respect of the provision or procurement by PSI or PSI(NJ) of operation, maintenance, repair, replacement, and addition services with respect to the PTAT-1 Submarine Cable and Subsegment A1:

          (i) Recurring annual labor, facilities, and use of equipment costs related to the operation and maintenance of Subsegment A1;

          (ii) All other costs incurred by PSI or PSI(NJ) from any operation and maintenance providers or in the operation and maintenance of Subsegment A1;

          (iii) Administration and accounting charges of recording, collecting, and allocating operations and maintenance charges with respect to the PTAT-1 Submarine Cable and Subsegment A1, and of allocating the appropriate pro rata share of these charges to Purchaser;


--------------------------------------------------------------------------------
                                                                          Page 8

          (iv) Administration and accounting charges of recording, collecting and allocating repair, replacement, and addition charges with respect to the PTAT-1 Submarine Cable and Subsegment A1, and of allocating the appropriate pro rata share of these charges to Purchaser;

          (v) All governmental, regulatory, or statutory charges, custom duties, royalties, and taxes (other than taxes imposed on the net income of PSI and PSI (NJ)) incurred by PSI or PSI(NJ) in the operation and maintenance of the PTAT-1 Submarine Cable and Subsegment A1;

          (vi) Costs and expenses reasonably incurred on account of claims made by or against other persons in the operation and maintenance of the PTAT-1 Submarine Cable and Subsegment A1 and damages or compensation payable by PSI or PSI(NJ) on account of such claims;

          (vii) Costs incurred by PSI or PSI(NJ) as a result of foreign currency fluctuations affecting payments by PSI or PSI(NJ) of any invoices rendered to PSI or PSI(NJ) in any currency other than U.S.A. dollars; PSI shall provide Purchaser with adequate documentation of such currency fluctuations; and

          (viii) All other administrative or accounting costs incurred by PSI or PSI(NJ) with respect to this Agreement.

Purchaser's pro rata share of the Estimated Subsegment A1 O&M and Administrative and Other Costs Budget for the First Budget Year (hereinafter referred to as "Purchaser's Estimated Subsegment A1 O&M and Administrative and other Charges for the First Budget Year") will be allocated to Purchaser on the basis of

Purchaser's pro rata share of the Total Capacity (as defined herein) of Subsegment A1 as specified in this Agreement, using the following formula:

                       PS\A1\FBY = (FAp/365) x PC/TC\A1\

Where:

PS\A1\FBY  =   Purchaser's pro rata share of the Estimated Subsegment A1 O&M and
               Administrative and Other Costs Budget for the First Budget Year.

PC         =   "Purchaser's Capacity" pursuant to this Agreement expressed in
               DS-OS.

TC\A1\     =   "Total Capacity" of Subsegment A1 (17,010 DS-Os).


--------------------------------------------------------------------------------
                                                                          Page 9

Purchaser's pro rata share of the Estimated Subsegment A1 O&M and Administrative and Other Costs Budget for the Second Budget Year and each subsequent Budget Year (hereinafter referred to as "Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges") will be allocated to Purchaser on the basis of Purchaser's pro rata share of the Total Capacity of Subsegment A1 as specified in this Agreement, using the following formula:

                               PS\A1\ = PC/TC\A1\

Where:

PS\A1\     =   Purchaser's pro rata share of the Estimated Subsegment A1 O&M and
               Administrative and Other Costs Budget for each subsequent Budget
               Year.

If the Total Capacity of Subsegment A1 is changed pursuant to paragraph 8, the value of the associated TCA1 factor used in the determination of Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for the First Budget Year and Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for any subsequent Budget Year will be changed by a like amount as of the date on which such change in the Total Capacity of Subsegment A1 occurs.

If Purchaser's Capacity is changed pursuant to paragraph 8, the value of the associated PC factor used in the determination of Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for the First Budget Year and Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for any subsequent Budget Year will be changed by a like amount as of the date on which such change in Purchaser's Capacity occurs.

In the event the total number of Basic Units in the PTAT-1 Submarine System is changed pursuant to paragraph 8, the invoice for the next quarterly installment shall reflect the appropriate adjustment to Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges as of the date on which such change occurred.

Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for the First Budget Year will be issued to Purchaser upon execution by Purchaser of this Agreement, and Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for each subsequent Budget Year will be issued to Purchaser no later than the first (1st) day of March prior to the commencement of such Budget Year.

Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for the First Budget Year will be payable by Purchaser in quarterly installments commencing with the quarter during which this Agreement is executed. The first payment, for the period from and


--------------------------------------------------------------------------------
                                                                         Page 10
including the Effective Date through the quarter in which this Agreement is executed, will be due on the date of execution of this Agreement, and all subsequent payments will be due on the last day of each April, July, October, or January in such Budget Year.

Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for each subsequent Budget Year will be due on the last day of each April, July, October, or January in such Budget Year.

PSI will invoice Purchaser for each of these quarterly installments, other than the quarter in which this Agreement is executed, one (1) month in advance of the month in which the scheduled payment is due. Where the Termination Date shall be any date other than the last day of a quarter, Purchaser shall be liable to pay to PSI Purchaser's charges for the entire quarter during which this Agreement is terminated.

Following the end of the First Budget Year and each subsequent Budget Year, PSI will calculate: (i) the actual annual recurring costs incurred by PSI for operating and maintaining Subsegment A1 for such Budget Year, and (ii) the actual administrative and other costs incurred by PSI or PSI(NJ) in respect of the provision Or procurement by PSI or PSI(NJ) of operation, maintenance, repair, replacement, and addition services with respect to the PTAT-1 Submarine Cable and Subsegment A1 for such Budget Year (hereinafter collectively referred to as the "Actual Subsegment A1 O&M and Administrative and Other Charges").

Purchaser's pro rata share of the Actual Subsegment A1 O&M and Administrative and Other Charges for the First Budget Year and each subsequent Budget Year (hereinafter referred to as "Purchaser's Actual Subsegment A1 O&M and Administrative and Other Charges") will be allocated to Purchaser on the basis of Purchaser's pro rata share of the Total Capacity of Subsegment A1 as specified in this Agreement, using the same formulas used in the determination of Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for the First Budget Year and Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for the Second Budget Year and each subsequent Budget Year, respectively.

On the first (1st) day of July following each Budget Year, PSI will advise Purchaser of Purchaser's Actual Subsegment A1 O&M and Administrative and Other Charges for such Budget Year.

Purchaser's quarterly payments during the First Budget Year and the Second Budget Year with respect to Purchaser's Estimated Subsegment A] O&M and Administrative and Other Charges in excess of Purchaser's Actual Subsegment A1 O&M and Administrative and Other Charges incurred during the First Budget Year and Second Budget Year respectively will be credited to Purchaser's October, 1991 installment of Purchaser's Estimated Subsegment A1 O&M and


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                                                                         Page 11

       Administrative and Other Charges. Purchaser's quarterly payments during each subsequent Budget Year with respect to Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges for such Budget Year in excess of Purchaser's Actual Subsegment A1 O&M and Administrative and Other Charges incurred during such Budget Year will be credited to Purchaser's next October installment of Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges; provided, however, that Purchaser's quarterly payments during the final Budget Year of this Agreement, regardless of whether the Termination Date shall be a date other than the last day of the Budget Year, with respect to Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges in excess of Purchaser's Actual Subsegment A1 O&M and Administrative and other Charges incurred during such Budget Year shall be reimbursed to Purchaser within one hundred eighty (180) days of termination of this Agreement.

       Purchaser's Actual Subsegment A1 O&M and Administrative and Other Charges incurred during the First Budget Year and the Second Budget Year in excess of Purchaser's quarterly payments with respect to Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges during the First Budget Year and Second Budget Year respectively will be added to Purchaser's October, 1991 installment of Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges. Purchaser's Actual Subsegment A1 O&M and Administrative and Other Charges incurred during each subsequent Budget Year in excess of Purchaser's quarterly payments with respect to Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges during such Budget Year will be added to Purchaser's next October installment of Purchaser's Estimated Subsegment A1 O&M and Administrative and Other

       Charges; provided, however, that Purchaser's Actual Subsegment A1 O&M and Administrative and Other Charges incurred during the final Budget Year of this Agreement! regardless of whether the Termination Date shall be a date other than the last day of the Budget Year, in excess of Purchaser's quarterly payments during such Budget Year with respect to Purchaser's Estimated Subsegment A1 O&M and Administrative and Other Charges shall be remitted to PSI within ninety (90) days of termination of this Agreement.

       Exhibit C. which is attached hereto and incorporated herein, illustrates the sequence of invoices and payments for a typical Budget Year.


--------------------------------------------------------------------------------

4.   Repair, Replacement, and Addition Charges

PSI will receive from CWM invoices in respect of PSI's fifty percent (50%) share of: (A) costs for repair and replacement of an actual fault in the PTAT-1 Submarine Cable or Subsegment A1; (B) costs for repairs, replacements, and additions to the PTAT-1 Submarine Cable or Subsegment A1 to prevent a recurrence of an actual fault; (C) costs for repairs, replacements, and additions to the PTAT-1 Submarine Cable or Subsegment A1 to prevent the occurrence of new faults; and (D) costs of cable working exercises for the cable ships (collectively, "PSI's Repair, Replacement, and Addition Costs"), which are incurred during the term of this Agreement, as promptly as practicable after such costs become known. Purchaser's pro rata share in respect of PSI's Repair, Replacement, and Addition Costs shall be payable in addition to Purchaser's PTAT-1 O&M Charges and Purchaser's Estimated Subsegment A1 - O&M and Administrative and other Charges. PSI'S Repair, Replacement, and Addition Costs shall include, but shall not necessarily be limited to:

(i) The mobilization/demobilization charges for the cable ships, RCSVs, depot, and other repair equipment and facilities used to effect a repair, replacement, or addition;

(ii) The fixed daily operating charges for each day or part of a day that the cable ship or RCSV is engaged in a repair, replacement, or addition;

(iii) The costs in respect of the cable ship working exercises which shall be carried out in order to maintain the level of skill of the crew and to assess the fitness of the facilities to maintain and repair the PTAT-1 Submarine Cable;


(iv) The costs of any additional equipment, facilities, and services necessary to effect a repair, replacement, or addition;

(v) The costs of any consumable items used to effect a repair, replacement, or addition;

(vi) The cost of replacing spares used to effect a repair, replacement, or addition;

(vii)  Cable relocation costs;

(viii) Costs incurred by PSI or PSI(NJ) as- a result of foreign currency fluctuations affecting payments by PSI or PSI(NJ) of any invoices rendered to PSI or PSI(NJ) in any currency other than U.S.A. dollars, PSI shall provide Purchaser with adequate documentation of such currency fluctuations; and


--------------------------------------------------------------------------------
                                                                         Page 13

(ix) All other costs incurred by PSI or PSI(NJ) from any operation or maintenance providers or in the repair or replacement of or additions to, the PTAT-1 Submarine Cable and Subsegment A1.

Purchaser's pro rata share of PSI's Repair, Replacement, and Addition Costs (hereinafter referred to as "Purchaser's Repair, Replacement, and Addition Charges") with respect to the PTAT-1 Submarine Cable shall be allocated to Purchaser on the basis of Purchaser's pro rata share of the Nominal Capacity of the subsegment in which the IRUs are granted and to which the repair, replacement, or addition has been effected, using the following formula:

                               PSR\e\ = PC/NC\s\

                    S = subsegment to which repair, replacement, or addition has been effected (subsegment E1 through E5)

Where:

PSR\e\  =      Purchaser's pro rata share of PSI's Repair, Replacement, and
               Addition Costs for the PTAT-1 Submarine Cable.

If a repair or replacement of, or addition to, the PTAT-1 Submarine Cable has been effected to more than one (1) subsegment of the PTAT-1 Submarine Cable, Purchaser shall be liable to pay to PSI the sum of Purchaser's pro rata share of the PSI's Repair, Replacement, and Addition Costs for all subsegments to which such repair, replacement, or addition has been effected.

PSI's Repair, Replacement, and Addition Costs related to Branching Unit 1 shall be billed to Purchaser on the basis of Purchaser's pro rata share of the Nominal Capacity of Subsegment E2 based on the Nominal Capacity of Subsegment E2. PSI'S Repair, Replacement, and Addition Costs related to Branching Unit 2 shall be billed to Purchaser on the basis of Purchaser's pro rata share of the Nominal Capacity of Subsegment E4 based on the Nominal Capacity of Subsegment E4.


If the Nominal Capacity of any subsegment in Segment E is changed due to a change in Total Capacity of the subsegment pursuant to paragraph 8, the value of the associated NCS factor used in the determination of Purchaser's Repair, Replacement, and Addition Charges with respect to the PTAT-1 Submarine Cable will be changed by a like amount as of the date on which such change in the Total Capacity occurs. ~

If Purchaser's Capacity of any subsegment is changed pursuant to paragraph 8, the value of the associated PC factor used in the determination of Purchaser's Repair, Replacement, and Addition


--------------------------------------------------------------------------------
                                                                         Page 14

Charges with respect to the PTAT-1 Submarine Cable will be changed by a like amount as of the date on which such change in Purchaser's Capacity occurs.

Purchaser's Repair, Replacement, and Addition Charges with respect to Subsegment A1 shall be allocated to Purchaser on the basis of Purchaser's pro rata share of the Total Capacity of Subsegment A1, using the following formula:

                                 PSRA1 = PC/TCA1

Where:

PSRA1 Purchaser's pro rata share of PSI'S Repair, Replacement, and Addition Costs for Subsegment A1.

If the Total Capacity of Subsegment A1 is changed pursuant to paragraph 8, the value of the TCA1 factor used in the determination of Purchaser's Repair, Replacement, and Addition Charges with respect to Subsegment A1 will be changed by a like amount as of the date on which such change occurs. If Purchaser's Capacity of Subsegment A1 is changed pursuant to paragraph 8, the value of the PC factor used in the determination of Purchaser's Repair, Replacement, and Addition Charges with respect to Subsegment A1 will be changed by a like amount in the quarter of the Budget Year in which such change occurs.

Purchaser's Repair, Replacement, and Addition Charges shall be billed to Purchaser as soon as practicable after such costs are incurred by or charged to the accounts of PSI or PSI(NJ).

Exhibit C. which is attached hereto and incorporated herein; illustrates the sequence of invoices and payments for a typical Budget Year.


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                                                                         Page 15

                                                                       EXHIBIT C
                                                                     Page 1 of 2

            PTAT-1 SUBMARINE CABLE OPERATIONS AND MAINTENANCE BUDGET
                                    SCHEDULE
        (Sample Timetable Or April 1, 19X1 to March 31, 19X2 Budget Year)


=====================================================================================================
   Billing                 Amount Payable                Date Received             Date Payable
    Item                    by Purchaser                 by Purchaser              by Purchaser
-----------------------------------------------------------------------------------------------------
Annual Budget              Not Applicable                March 1, 19X1             Not Applicable
or l9X1/19X2

  First                 Purchaser's share of             March 1, 19X1             April 30, 19X1
 Quarterly            1/4 th Annual Budget
  Payment                for 19X1/19X2


  Second                 Purchaser's share of            June 1, 19X1              July 31, 19X1
 Quarterly            1/4 th Annual Budget
  Payment                for 19X1/19X2


  Third                 Purchaser's share of            September 1, 19X1         October 31, 19X1
 Quarterly            1/4 th Annual Budget
  Payment                for 19X1/19X2


  Fourth                 Purchaser's share of           December 1, 19X1          January 31, 19X1
 Quarterly            1/4 th Annual Budget
  Payment                for 19X1/19X2


 Repair &                Purchaser's share                 As soon as             End of the calendar
Replacement            of cable segments               practible following            month after
 Charges                    repaired                    receipt of invoices          bill received
                                                             by PSI
=====================================================================================================

                                                                       EXHIBIT C
                                                                     Page 2 of 2


                 SUBSEGMENT A1 OPERATIONS AND MAINTENANCE BUDGET
                                    SCHEDULE
       (Sample Timetable for April 1, l9X1 to March 31, l9X2 Budget Year)


=====================================================================================================
   Billing                 Amount Payable                Date Received             Date Payable
    Item                    by Purchaser                 by Purchaser              by Purchaser
-----------------------------------------------------------------------------------------------------
   Annual Budget          Not Applicable                March 1, 19X1             Not Applicable
   for l9X1/19X2

      First             Purchaser's share of            March 1, 19X1             April 30, 19X1
     Quarterly        1/4 th Annual Budget
     Payment            for 19X1/19X2


      Second            Purchaser's share of            June 1, 19X1               July 31, 19X1
     Quarterly        1/4 th Annual Budget
     Payment            for 19X1/19X2


      Third             Purchaser's share of          September 1, 19X1           October 31, 19X1
     Quarterly        1/4 th Annual Budget
     Payment            for 19X1/19X2


      Fourth            Purchaser's share of           December 1, 19X1           January 31, 19X1
     Quarterly        1/4 th Annual Budget
     Payment            for 19X1/19X2

  Determination of       Not Applicable                  July 1, 19X2              Not Applicable
 Actual O&M Costs
  Incurred during
    19X1/19X2

 Reconciliation of      Purchaser's share of            September 1, 19X2          October 31, 19X2
Actual vs Budgeted        overage/underage
   O&M Charges
  for 19X1/19X2

    Repair &             Purchaser's share                  As soon as            End of the calendar
  Replacement            of cable segments             practicable following          month after
    Charges                  repaired                   receipt of invoices           bill received
                                                              by PSI
=====================================================================================================

                                                                       EXHIBIT D


              USE FACTORS FOR DETERMINATION OF PRO RATA SHARES OF
              RECURRING PTAT-1 OPERATIONS AND MAINTENANCE CHARGES


==========================================================================================
Segment    Length      Nominal                    Use Factor per Route
            (km)      Capacity      ------------------------------------------------------
                      (64 Kbit/s)   US-Bda    US-Ire    US-UK    Bda-Ire   Bda-UK   Ire-UK
==========================================================================================
  E1        212.0      17,010         1         1         1
 E2a        590.5       5,670         1         1      0.1818
 E2b        590.5       4,410                   1      0.1818       1         1
  E3      5,660.5      15,750                   1         1         1         1
 E4a        49.75       4,410                   1      0.1818       1         1
 E4b        49.75       4,410                          0.1818                 1        1
  E5        356.5      15,750                             1                   1        1
Total     7,509.5
==========================================================================================

                                    EXHIBIT E

            ILLUSTRATION OF "ACTUAL PERCENTAGE INCREASE" CALCULATION


     By way of illustration of the annual calculation of the Actual Percentage Increase by CWM for each Budget Year, the precise calculation of the Actual Percentage Increase as applicable for the current Budget Year is set out as follows:

                                         Simple 1                Annualized 2
                   UK RPI*            Month-to-Month            Month-to-Month
Month         (al1 items index)     Percentage Change          Percentage Change
-----         -----------------     -----------------          -----------------
OCT 1991            135.1
NOV 1991            135.6                  0.370                     4.531
DEC 1991            135.7                  0.074                     0.892

JAN 1992            135.6                 -0.074                    -0.884
FEB 1992            136.3                  0.516                     6.371
MAR 1992            136.7                  0.293                     3.573
APR 1992            138.8                  1.536                    20.072
MAY 1992            139.3                  0.360                     4.407
JUN 1992            139.3                  0.000                     0.000
JUL 1992            138.8                 -0.359                    -4.224
AUG 1992            138.9                  0.072                     0.867
SEP 1992            139.4                  0.360                     4.407
OCT 1992            139.9                 -0.359                     4.394

Actual Percentage Increase (= 12 Month Average) = 3.701%

----------

*    Source: Her Majesty's Stationery Office - Central Statistical Office
             Monthly Digest of Statistics, December 1992, Table 18.1

1.   Simple Month-to-Month Percentage Change (RPIm/RPIm-1 x 100)

2.   Annualized Month-to-Month Percentage Change (RPIm/RPIm-1)12-1 x 100


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